Exhibit 99.1



                                                   January 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We were previously independent auditors for Spectrian Corporation (the Company) and, under the date of April 29, 1999, we reported on the consolidated financial statements of the Company and its subsidiaries as of and for each of the years in the three year period ended March 31,1999. On January 5, 2000, our appointment as the Company's independent auditors was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated January 7, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements that (i) the change of the Company's independent auditors was approved by the Company's full board of directors, (ii) the Company has resolved the reportable conditions described in paragraph 3 of Item 4, (iii) the Company has not consulted with PricewaterhouseCoopers LLP (PWC) on items which were or should have been subject to SAS50, or which concerned the subject matter of a disagreement or a reportable event with KPMG as described in Item 304(a)(2) of Regulation S-K, and
(iv) PWC currently advises the Company on Federal, state, and local tax matters.

Very truly yours,

/s/ KPMG LLP

KPMG LLP